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       SECURITIES AND EXCHANGE COMMISSION



                    FORM 8-K

                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the
Securities Exchange Act

                   June 18, 2001
        (Date of Earliest Event Reported)

              EXPORT EREZ USA, INC.
      -------------------------------------
  (Exact Name of Registrant as Specified in its Charter)

               Industrial Zone Erez
                  P.O. Box 779
             Ashkelon, Israel 78101
    ----------------------------------------
    (Address of principal executive offices)

               011 972 7 689 1611
         ------------------------------
         (Registrant's telephone number)

Delaware     333-39254     52-2237043
-------      ----------    ----------
(State or    (Commission   (I.R.S. Employer
other         File Number    Identification
jurisdiction
of incorporation)

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

     Not applicable.

ITEM 2.     ACQUISITION OR DISPOSITION OF
          ASSETS

     On June 12, 2001 Export Erez USA, Inc.
entered into an agreement with Achidatex
Nazareth Illit Ltd., Achidatex Ltd., and the shareholders of Achidatex Nazareth for the acquisition of 76% of the outstanding shares of Achidatex Nazareth in exchange for the issuance of shares of common stock of Export
Erez USA aggregating 657,900 common shares which represents 5% of its then outstanding shares of common stock. Export Erez USA has agreed that such 5% ownership of shares shall not be diluted as a result of its issuance of additional shares until closing of the first public offering of the common stock of Export
Erez. As part of the agreement, all patents connected with Achidatex Nazareth and held by its shareholders or anyone on their behalf shall be transferred to the Company.
Achidatex Nazareth is the manufacturer/
producer of ballistic shields, long term storage systems, combat flak jackets and tents.

     The Company has agreed to loan Achidatex
Nazareth $500,000 for payment to Bank Hapoalim
Ltd. against the release of an existing
encumbrance in the amount of $900,000.  The
Company has also agreed to give to Bank Igud of Israel securities and/or guarantees in the amount of $500,000 to secure the credit given by Bank Igud to Achidatex Nazareth.

     Joseph Postbinder, the President and
Chairman of Export Erez USA, will serve as Chairman of the Board of Directors of Achidatex Nazareth.

     The acquisition was effected on June 18, 2001.

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

     Not applicable.

ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING
ACCOUNTANT

     Not applicable.

ITEM 5.     OTHER EVENTS

     Not applicable.

ITEM 6.     RESIGNATIONS OF DIRECTORS AND
EXECUTIVE OFFICERS

     Not applicable.

ITEM 7.     FINANCIAL STATEMENTS

     No financial statements are filed herewith.

ITEM 8.  CHANGE IN FISCAL YEAR

     Not applicable.

EXHIBITS

     None

                    SIGNATURES

     Pursuant to the requirements of the
Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be executed on its behalf by the undersigned hereunto duly authorized.


          EXPORT EREZ USA, INC.


          By /s/ Joseph Postbinder
               President

Date:   July 31, 2001